EXHIBIT 99.1

Via Renewables, Inc. Reports Fourth Quarter and Full Year 2023 Financial Results

HOUSTON, February 28, 2024 (ACCESSWIRE) -- Via Renewables, Inc. (“Via Renewables” or the “Company”) (NASDAQ: VIA; VIASP), an independent retail energy services company, today reported financial results for the year ended December 31, 2023.

Key Business Highlights

•	Recorded $(0.9) million in Net Loss and $13.3 million in Adjusted EBITDA for the fourth quarter
•	Achieved $25.4 million in Gross Profit and $33.7 million in Retail Gross Margin for the fourth quarter
•	Achieved $26.1 million in Net Income and $56.9 million in Adjusted EBITDA for the year ended 2023
•	Achieved $124.4 million in Gross Profit and $136.7 million in Retail Gross Margin for the year ended 2023
•	Average monthly attrition of 3.4%
•	Total liquidity of $116.0 million as of December 31, 2023

“We finished the year with higher Net Income and Adjusted EBITDA compared to the prior year due to favorable market conditions. Our organic sales channels have performed well and we were able to stay on top of attrition and slightly grow the book for the year,” said Keith Maxwell, Via Renewables’ Chief Executive Officer.

Summary Fourth Quarter 2023 Financial Results

Net Loss for the quarter ended December 31, 2023, was $(0.9) million, which included a $(6.2) million mark-to-market loss on our hedges. This compares to a Net Loss of $(27.5) million for the quarter ended December 31, 2022, which included a $(37.9) million mark-to-market loss for the hedges. The primary drivers of the $26.6 million decrease in Net Loss were the $31.7 million reduction in mark-to-market loss on our hedges, partially offset by a $6.8 million increase in Income Tax Expense.

For the quarter ended December 31, 2023, Via Renewables reported Adjusted EBITDA of $13.3 million compared to Adjusted EBITDA of $12.6 million for the quarter ended December 31, 2022. The increase in Adjusted EBITDA was due to an increase in Retail Gross Margin and an add back related to cost associated with the pending merger transaction. This was mostly offset by increased net asset optimization expense, customer acquisition spend and G&A expense.

For the quarter ended December 31, 2023, Via Renewables reported Gross Profit of $25.4 million compared to Gross Loss of $(7.1) million for the quarter ended December 31, 2022. The increase was mainly due to a mark-to-market gain on our hedges.

For the quarter ended December 31, 2023, Via Renewables reported Retail Gross Margin of $33.7 million compared to Retail Gross Margin of $31.9 million for the quarter ended December 31, 2022. This increase was attributable to higher natural gas unit margins, partially offset by both lower natural gas volumes and electric unit margins.

Summary Full Year 2023 Financial Results

Net Income for the year ended December 31, 2023, was $26.1 million compared to Net Income of $11.2 million for the year ended December 31, 2022. The increase compared to the prior year was primarily the result of a $21.8 million increase in Retail Gross Margin combined with a $13.1 million reduction in the mark-to-market value of our hedges. We had a $(4.9) million mark-to-market loss this year compared to a mark-to-market loss of $(18.0) million a year ago. We also had a $7.6 million decrease in depreciation expense. The increase was partially offset by a $9.6 million one-time add back to Retail Gross Margin in 2022 for the 2021 winter storm Uri, a $4.7 million increase in income tax expense, and a $2.1 million increase in interest expense.

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For the year ended December 31, 2023, Via Renewables reported Adjusted EBITDA of $56.9 million compared to Adjusted EBITDA of $51.8 million for the year ended December 31, 2022. The increase was the result of a $21.8 million increase in Retail Gross Margin partially offset by a one-time add back for the 2021 winter storm Uri which resulted in a $4.4 million increase in Adjusted EBITDA in 2022. We also reported increases in net asset optimization expense, G&A expense and customer acquisition cost.

For the year ended December 31, 2023, Via Renewables reported Gross Profit of $124.4 million compared to Gross Profit of $103.4 million for the year ended December 31, 2022. The increase was primarily due to a gain in the mark-to-market value of our hedges. It was partially offset by a $9.6 million add back in 2022 related to winter storm Uri and an increase in net asset optimization expense.

For the year ended December 31, 2023, Via Renewables reported Retail Gross Margin of $136.7 million compared to Retail Gross Margin of $114.8 million for the year ended December 31, 2022. The increase was primarily attributable to higher unit margins due to lower commodity prices. This was partially offset by lower volumes for both our electricity and natural gas segments due to mild weather and a smaller book in the first half of the year compared to 2022.

Liquidity and Capital Resources

December 31,
($ in thousands)	2023
Cash and cash equivalents	$42,595
Senior Credit Facility Availability (1)	48,395
Subordinated Debt Facility Availability (2)	25,000
Total Liquidity	$115,990

(1)	Reflects amount of Letters of Credit that could be issued based on existing covenants as of December 31, 2023.
(2)	The availability of Subordinated Facility is dependent on our Founder’s discretion.

Dividend

On January 17, 2024, we declared a dividend in the amount of $0.75960 per share to holders of record of the Series A Preferred Stock for the fourth quarter of 2023. Dividends on Series A Preferred Stock will be paid on April 15, 2024 to holders of record as of April 1, 2024.

Business Outlook

Mr. Maxwell concluded, “Our business does well in normal market conditions and weather patterns. 2023 was a mild year in terms of weather aside from the ERCOT summer, in which we were able to mitigate the impact of those months through our hedging strategy. We hope to see similar outcomes in 2024. We’ll continue to target organic growth by offering attractive products and services to our customers while also keeping the door open for any potential tuck-in acquisitions.”

Conference Call and Webcast

Via Renewables will host a conference call to discuss fourth quarter and full year 2023 results on Thursday, February 29, 2024, at 10:00 AM Central Time (11:00 AM Eastern).

A live webcast of the conference call can be accessed from the Events & Presentations page of the Via Renewables website at https://viarenewables.com/. An archived replay of the webcast will be available for twelve months following the live presentation.

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About Via Renewables, Inc.

Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for natural gas and electricity. Headquartered in Houston, Texas, Via Renewables currently operates in 105 utility service territories across 20 states and the District of Columbia. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at https://viarenewables.com/. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements

This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this earnings release are forward-looking statements. The forward-looking statements include statements regarding the impacts of the 2021 severe weather event, cash flow generation and liquidity, business strategy, prospects for growth and acquisitions, outcomes of legal proceedings, ability to pay and amount of cash dividends and distributions on our Class A Common Stock and Series A Preferred Stock, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives, beliefs of management, availability of and terms of capital, competition, government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	the ultimate impact of the 2021 severe weather event, including future benefits or costs related to ERCOT market Securitization efforts, and any corrective action by the State of Texas, ERCOT, the Railroad Commission of Texas, or the Public Utility Commission of Texas;
•	changes in commodity prices, the margins we achieve, and interest rates;
•	the sufficiency of risk management and hedging policies and practices;
•	the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;
•	federal, state and local regulations, including the industry’s ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;
•	our ability to borrow funds and access credit markets;

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•	restrictions and covenants in our debt agreements and collateral requirements;
•	credit risk with respect to suppliers and customers;
•	our ability to acquire customers and actual attrition rates;
•	changes in costs to acquire customers;
•	accuracy of billing systems;
•	our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;
•	significant changes in, or new changes by, the independent system operators (“ISOs”) in the regions we operate;
•	competition;
•	our ability to successfully obtain the requisite shareholder approval of and to consummate the merger and transactions contemplated by the Merger Agreement and other risks related thereto, including but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the failure to satisfy other conditions to completion of the proposed merger, the failure of the proposed merger to close for any other reason, the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the Merger Agreement or otherwise, the amount of the costs, fees, expenses and charges related to the proposed merger, the effect of the announcement of the proposed merger on our relationships with our contractual counterparties, operating results and business generally, the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger, risks related to disruption of management’s attention from our ongoing business operations due to the merger and transactions contemplated by the Merger Agreement; and
•	the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and other public filings and press releases.

You should review the risk factors and other factors noted throughout this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For further information, please contact:

Investor Relations:

Stephen Rabalais,

832-200-3727

Media Relations:

Kira Jordan,

832-255-7302

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VIA RENEWABLES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2023 AND DECEMBER 31, 2022

(in thousands, except share counts)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$42,595	$33,658
Restricted cash	—	1,693
Accounts receivable, net of allowance for credit losses of $4,496 and $4,335 as of December 31, 2023 and 2022, respectively	63,246	81,466
Accounts receivable—affiliates	4,683	6,455
Inventory	3,124	4,405
Fair value of derivative assets	909	1,632
Customer acquisition costs, net	5,154	3,530
Customer relationships, net	342	2,520
Deposits	6,897	10,568
Renewable energy credit asset	25,456	24,251
Other current assets	6,567	8,749
Total current assets	158,973	178,927
Property and equipment, net	4,710	4,691
Fair value of derivative assets	91	666
Customer acquisition costs, net	1,835	1,683
Customer relationships, net	139	481
Deferred tax assets	15,282	20,437
Goodwill	120,343	120,343
Other assets	2,461	3,722
Total Assets	$303,834	$330,950
Liabilities, Series A Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,524	$53,296
Accounts payable—affiliates	472	265
Accrued liabilities	15,094	8,431
Renewable energy credit liability	15,706	13,722
Fair value of derivative liabilities	19,141	16,132
Other current liabilities	59	322
Total current liabilities	79,996	92,168
Long-term liabilities:
Fair value of derivative liabilities	54	2,715
Long-term portion of Senior Credit Facility	97,000	100,000
Subordinated debt—affiliate	—	20,000
Other long-term liabilities	—	18
Total liabilities	177,050	214,901
Commitments and contingencies
Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 3,567,543 shares issued and outstanding at December 31, 2023 and December 31, 2022	88,065	87,713
Stockholders’ equity:
Common Stock :
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 3,261,620 shares issued and 3,232,701 shares outstanding at December 31, 2023 and 3,200,472 shares issued and 3,171,553 shares outstanding at December 31, 2022	32	32
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 4,000,000 issued and outstanding at December 31, 2023 and December 31, 2022	40	40
Additional paid-in capital	40,002	42,871
Accumulated other comprehensive loss	(40)	(40)
Retained earnings	8,972	2,073
Treasury stock, at cost, 28,919 and 28,918 at December 31, 2023 and December 31, 2022	(2,406)	(2,406)
Total stockholders’ equity	46,600	42,570
Non-controlling interest in Spark HoldCo, LLC	(7,881)	(14,234)
Total equity	38,719	28,336
Total Liabilities, Series A Preferred Stock and stockholders’ equity	$303,834	$330,950

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VIA RENEWABLES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2023, 2022 and 2021

(in thousands, except per share data)

	Year Ended December 31,
	2023	2022	2021
Revenues:
Retail revenues	$439,360	$462,815	$397,728
Net asset optimization expense	(7,326)	(2,322)	(4,243)
Other revenue	3,158	—	—
Total revenues	435,192	460,493	393,485
Operating expenses:
Retail cost of revenues	310,744	357,096	323,219
General and administrative	68,874	61,933	44,279
Depreciation and amortization	9,102	16,703	21,578
Total operating expenses	388,720	435,732	389,076
Operating income	46,472	24,761	4,409
Other (expense)/income:
Interest expense	(9,334)	(7,204)	(4,926)
Interest and other income	109	129	370
Total other (expense)/income	(9,225)	(7,075)	(4,556)
Income (loss) before income tax expense	37,247	17,686	(147)
Income tax expense	11,142	6,483	5,266
Net income (loss)	$26,105	$11,203	$(5,413)
Less: Net income (loss) attributable to non-controlling interest	11,130	3,625	(9,146)
Net income (loss) attributable to Via Renewables, Inc. stockholders	$14,975	$7,578	$3,733
Less: Dividend on Series A preferred stock	10,619	8,054	7,804
Net income (loss) attributable to stockholders of Class A common stock	$4,356	$(476)	$(4,071)
Other comprehensive income (loss), net of tax:
Comprehensive income (loss)	$26,105	$11,203	$(5,413)
Less: Comprehensive income (loss) attributable to non-controlling interest	11,130	3,625	(9,146)
Comprehensive income attributable to Via Renewables, Inc. stockholders	$14,975	$7,578	$3,733

Net income (loss) attributable to Via Renewables, Inc. per share of Class A common stock
Basic	$1.36	$(0.15)	$(1.35)
Diluted	$1.36	$(0.15)	$(1.35)

Weighted average shares of Class A common stock outstanding
Basic	3,211	3,156	3,026
Diluted	3,211	3,156	3,026

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VIA RENEWABLES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023, 2022 and 2021

(in thousands)

	Year Ended December 31,
	2023	2022	2021
Cash flows from operating activities:
Net income (loss)	$26,105	$11,203	$(5,413)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization expense	9,102	16,703	21,578
Deferred income taxes	5,154	1,962	5,507
Stock based compensation	2,295	3,252	3,448
Amortization of deferred financing costs	825	1,125	997
Bad debt expense	3,442	6,865	445
Gain (loss) on derivatives, net	71,493	(17,821)	(21,200)
Current period cash settlements on derivatives, net	(66,632)	35,643	15,692
Other	196	26	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	14,777	(21,620)	3,229
Decrease (increase) in accounts receivable - affiliates	1,772	(2,636)	1,234
Decrease (increase) in inventory	1,281	(2,423)	(486)
Increase in customer acquisition costs	(6,736)	(5,870)	(1,415)
(Increase) decrease in prepaid and other current assets	610	(10,475)	654
Decrease (increase) in other assets	854	(502)	(190)
(Decrease) increase in accounts payable and accrued liabilities	(15,149)	2,707	(10,213)
Increase (decrease) in accounts payable—affiliates	207	(226)	(335)
Decrease in other current liabilities	(264)	(1,597)	(705)
Decrease in other non-current liabilities	(17)	(109)	(152)
Decrease in intangible assets—customer acquisitions	—	—	27
Net cash provided by operating activities	49,315	16,207	12,702
Cash flows from investing activities:
Purchases of property and equipment	(1,435)	(2,153)	(2,713)
Acquisition of Customers	—	(4,718)	(3,797)
Net cash used in investing activities	(1,435)	(6,871)	(6,510)
Cash flows from financing activities:
Borrowings on notes payable	377,000	289,000	774,000
Payments on notes payable	(380,000)	(324,000)	(739,000)
Net (paydown) borrowings on subordinated debt facility	(20,000)	20,000	—
Restricted stock vesting	(186)	(663)	(1,329)
Payment of dividends to Class A common stockholders	(2,874)	(11,461)	(10,987)
Payment of distributions to non-controlling unitholders	(4,308)	(14,553)	(17,436)
Payment of Preferred Stock dividends	(10,268)	(7,628)	(7,804)
Net cash used in financing activities	(40,636)	(49,305)	(2,556)
Increase (decrease) in Cash and cash equivalents and Restricted Cash	7,244	(39,969)	3,636
Cash and cash equivalents and Restricted cash—beginning of period	35,351	75,320	71,684
Cash and cash equivalents and Restricted cash—end of period	$42,595	$35,351	$75,320
Supplemental Disclosure of Cash Flow Information:
Non-cash items:
Property and equipment purchase accrual	$(4)	$(4)	$(38)
Cash paid (received) during the period for:
Interest	$8,636	$5,561	$3,754
Taxes	$3,425	$865	$(1,788)

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VIA RENEWABLES, INC.

OPERATING SEGMENT RESULTS

FOR THE YEARS ENDED DECEMBER 31, 2023, 2022 and 2021

(in thousands, except volume and per unit operating data)

(unaudited)

	Year Ended December 31,
	2023	2022	2021
	(in thousands, except volume and per unit operating data)
Retail Electricity Segment
Total Revenues	$328,466	$352,750	$322,594
Retail Cost of Revenues	240,979	275,701	284,794
Less: Net (Losses) Gains on non-trading derivatives, net of cash settlements	(79)	(15,265)	6,194
Non-recurring event - winter storm Uri	—	9,565	(64,403)
Retail Gross Margin (1) —Electricity	$87,566	$82,749	$96,009
Volumes—Electricity (MWhs) (3)	2,008,947	2,433,906	2,677,681
Retail Gross Margin (2) (4) —Electricity per MWh	$43.59	$34.00	$35.86

Retail Natural Gas Segment
Total Revenues	$110,894	$110,065	$75,134
Retail Cost of Revenues	68,202	81,395	38,425
Less: Net (Losses) Gains on non-trading derivatives, net of cash settlements	(4,797)	(3,396)	184
Retail Gross Margin (1) —Gas	$47,489	$32,066	$36,525
Volumes—Gas (MMBtus)	11,252,862	11,558,952	8,611,285
Retail Gross Margin (2) —Gas per MMBtu	$4.22	$2.77	$4.24

(1)

Reflects the Retail Gross Margin attributable to our Retail Electricity Segment or Retail Natural Gas Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” for a reconciliation of Retail Gross Margin to most directly comparable financial measures presented in accordance with GAAP.

(2)	Reflects the Retail Gross Margin for the Retail Electricity Segment or Retail Natural Gas Segment, as applicable, divided by the total volumes in MWh or MMBtu, respectively.
(3)	Excludes volumes (8,402 MWhs) related to winter storm Uri impact for the year ended December 31, 2021.
(4)	Retail Gross Margin - Electricity per MWh excludes winter storm Uri impact.

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Reconciliation of GAAP to Non-GAAP Measures

Adjusted EBITDA

We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, plus or minus (ii) net (loss) gain on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before the provision for income taxes, interest expense and depreciation and amortization. This conforms to the calculation of Adjusted EBITDA in our Senior Credit Facility.

We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize and amortize such costs over two years. We do not deduct the cost of customer acquisitions through acquisitions of businesses or portfolios of customers in calculating Adjusted EBITDA.

We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on these instruments. We also deduct non-cash compensation expense that results from the issuance of restricted stock units under our long-term incentive plan due to the non-cash nature of the expense.

We adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency. We have historically included the financial impact of weather variability in the calculation of Adjusted EBITDA. We will continue this historical approach, but during the first quarter of 2021 we incurred a net pre-tax financial loss of $64.9 million due to winter storm Uri. This loss was incurred due to uncharacteristic extended sub-freezing temperatures across Texas combined with the impact of the pricing caps ordered by ERCOT. We believe this event is unusual, infrequent, and non-recurring in nature.

As our Senior Credit Facility is considered a material agreement and Adjusted EBITDA is a key component of our material covenants, we consider our covenant compliance to be material to the understanding of our financial condition and/or liquidity. Our lenders under our Senior Credit Facility are allowing merger related costs to be added back as non-recurring items in the calculation of Adjusted EBITDA for our Debt covenant calculations. We incurred merger related costs of $0.8 million during the fourth quarter of 2023, which are reflected as an add back in the calculation of Adjusted EBITDA for the year ended December 31, 2023. Our lenders under our Senior Credit Facility also allowed $60.0 million of the $64.9 million pre-tax storm loss incurred in the first quarter of 2021 to be added back as a non-recurring item in the calculation of Adjusted EBITDA for our Debt Covenant Calculations. We received a $0.4 million credit from ERCOT for winter storm related losses during the third quarter of 2021, resulting in a net pre-tax storm loss of $64.4 million for the year ended December 31, 2021. In June 2022, we received $9.6 million from ERCOT related to PURA Subchapter N Securitization financing. For consistent presentation of the financial impact of winter storm Uri, $5.2 million of the $9.6 million is reflected as non-recurring items reducing Adjusted EBITDA for the year ended December 31, 2022.

We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;
•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends;
•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and
•	our compliance with financial debt covenants in our Senior Credit Facility.

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Retail Gross Margin

We define Retail Gross Margin as gross profit less (i) net asset optimization revenues (expenses), (ii) net gains (losses) on non-trading derivative instruments, (iii) net current period cash settlements on non-trading derivative instruments and (iv) gains (losses) from non-recurring events (including non-recurring market volatility). Retail Gross Margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity segments. As an indicator of our retail energy business’s operating performance, Retail Gross Margin should not be considered an alternative to, or more meaningful than, gross profit, its most directly comparable financial measure calculated and presented in accordance with GAAP.

We believe retail gross margin provides information useful to investors as an indicator of our retail energy business’s operating performance.

We have historically included the financial impact of weather variability in the calculation of Retail Gross Margin. We will continue this historical approach, but during the first quarter of 2021 we added back the $64.9 million net financial loss incurred related to winter storm Uri, as described above, in the calculation of Retail Gross Margin because the extremity of the Texas storm combined with the impact of unprecedented pricing mechanisms ordered by ERCOT is considered unusual, infrequent, and non-recurring in nature. In June 2022, we received $9.6 million from ERCOT related to PURA Subchapter N Securitization financing. The $9.6 million is reflected as a non-recurring item reducing Retail Gross Margin for the year ended December 31, 2022 for consistent presentation of the financial impacts of winter storm Uri.

The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. The GAAP measure most directly comparable to Retail Gross Margin is gross profit. Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by (used in) operating activities, or gross profit. Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss), net cash provided by (used in) operating activities, and gross profit, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.

Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.

The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

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APPENDIX TABLES A-1 AND A-2

ADJUSTED EBITDA RECONCILIATIONS

(in thousands)

(unaudited)

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$26,105	$11,203	$(869)	$(27,488)
Depreciation and amortization	9,102	16,703	1,956	3,313
Interest expense	9,334	7,204	1,957	2,075
Income tax expense (benefit)	11,142	6,483	4,543	(2,243)
EBITDA	55,683	41,593	7,587	(24,343)
Less:
Net, (loss) gain on derivative instruments	(71,493)	17,821	(21,065)	(37,994)
Net, cash settlements on derivative instruments	66,632	(35,801)	14,865	121
Customer acquisition costs	6,736	5,870	1,775	1,596
Plus:
Non-cash compensation expense	2,295	3,252	511	662
Non-recurring event - winter storm Uri	—	(5,162)	—	—
Merger agreement expense	752	—	752	—
Adjusted EBITDA	$56,855	$51,793	$13,275	$12,596

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities:
Net cash provided by (used in) operating activities	$49,315	$16,207	$8,458	$(5,004)
Amortization of deferred financing costs	(825)	(1,125)	(206)	(206)
Bad debt expense	(3,442)	(6,865)	(725)	(3,970)
Interest expense	9,334	7,204	1,957	2,075
Income tax expense (benefit)	11,142	6,483	4,543	(2,243)
Non-recurring event - winter storm Uri	—	(5,162)	—	—
Merger agreement expense	752	—	752	—
Changes in operating working capital
Accounts receivable, prepaids, current assets	(17,159)	34,731	14,095	41,960
Inventory	(1,281)	2,423	97	(869)
Accounts payable, accrued liabilities, current liabilities	15,206	(884)	(13,595)	(22,190)
Other	(6,187)	(1,219)	(2,101)	3,043
Adjusted EBITDA	$56,855	$51,793	$13,275	$12,596
Cash Flow Data:
Cash flows provided by (used in) operating activities	$49,315	$16,207	$8,458	$(5,004)
Cash flows used in investing activities	$(1,435)	$(6,871)	$(291)	$(471)
Cash flows used in financing activities	$(40,636)	$(49,305)	$(10,709)	$(1,525)

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The following table presents a reconciliation of Retail Gross Margin to gross profit (loss) for each of the periods indicated.

APPENDIX TABLE A-3

RETAIL GROSS MARGIN RECONCILIATION

(in thousands)

(unaudited)

	Year Ended December 31,		Quarter Ended December 31,
(in thousands)	2023	2022	2023	2022
Reconciliation of Retail Gross Margin to Gross Profit (Loss):
Total Revenues	$435,192	$460,493	$101,702	$117,381
Less:
Retail cost of revenues	310,744	357,096	76,327	124,475
Gross Profit (Loss)	$124,448	$103,397	$25,375	$(7,094)
Less:
Net asset optimization expense	(7,326)	(2,322)	(1,758)	(1,842)
Net, (loss) gain on non-trading derivative instruments	(70,304)	17,305	(21,302)	(37,265)
Net, cash settlements on non-trading derivative instruments	65,428	(35,966)	14,729	101
Non-recurring event - winter storm Uri	—	9,565	—	—
Retail Gross Margin	$136,650	$114,815	$33,706	$31,912
Retail Gross Margin - Retail Electricity Segment (1)	$87,566	$82,749	$18,112	$20,345
Retail Gross Margin - Retail Natural Gas Segment	$47,489	$32,066	$14,822	$11,567
Retail Gross Margin - Other	$1,595	$—	$772	$—

(1)	Retail Gross Margin for year ended December 31, 2022 includes a deduction of $9.6 million related to proceeds received under an ERCOT (winter storm Uri) securitization mechanism in June 2022.

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